EXHIBIT 99.1

EASTON BANCORP, INC. PROPOSES PLAN TO SUSPEND

FILING PERIODIC REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION

[December 4, 2003]

EASTON, MARYLAND -The Board of Directors of Easton Bancorp, Inc. (EASB) announced today that it has entered into an agreement and plan of merger that will result in the suspension of its duty to file supplemental and periodic information, documents and reports, including Forms10-KSB, 10-QSB and 8-K, with the Securities and Exchange Commission (SEC).

Under the terms of the agreement, which is subject to shareholder approval, it is anticipated that approximately 185,000 shares, representing 24% of EASB’s common stock, will be converted into the right to receive cash. Shareholders owning less than 1,500 shares of EASB’s common stock will be entitled to receive $16.29 in cash for each share they own at the effective time of the merger. Shareholders with fewer than 1,500 shares of EASB who wish to increase their holding should contact their broker. The following brokerage houses have traded EASB common stock: Morgan Stanley; National Investor Services Corp.; First Clearing, LLC; Merrill Lynch & Co., Inc.; A. G. Edwards & Sons, Inc.; RBC Dain Rauscher, Inc.; Pershing, LLC; Legg Mason Wood Walker, Inc.; Folger Nolan Fleming Douglas, Inc.; Ferris, Baker, Watts Inc.; Edward Jones; U.S. Clearing; Charles Schwab & Co., Inc.; UBS Financial Services, Inc.; Janney Montgomery Scott, LLC; Koonce Securities, Inc.; National Financial Services; and Mellon Financial Corp. Shareholders owning 1,500 shares or more will continue to hold their shares following the merger. Baxter Fentriss and Company, Washington, DC has served as financial advisor to the Board of Directors.

The proposed transaction is anticipated to reduce the number of shareholders of record to approximately 100 shareholders. As a result, EASB will suspend filing reports with the SEC. It is anticipated that EASB will achieve significant cost savings through the suspension of its filing obligations. The Board of Directors believes that the cost of being a “public” company is not justified by the limited benefits given the lack of trading activity in the company’s stock. Further, the strategic vision and direction by the Board of Directors is to maintain an independent company providing financial services to its marketplace, through Easton Bank & Trust Company.

EASB plans to hold the special shareholders’ meeting and to consummate the proposed transaction during the first quarter of 2004.

EASB will file a proxy statement with the SEC providing important details of the merger agreement and the merger. EASB plans to mail to each shareholder a proxy statement about the proposed transaction. Shareholders are advised to read the proxy statement carefully when it becomes available because it will contain important information. Shareholders may obtain free copies of the proxy statement (when available) and other documents filed by EASB at the SEC’s website, www.sec.gov. Free copies of the proxy statement will also be available from the company by directing a request to the attention of Cami Pecorak, Easton Bank and Trust, 501 ldlewild Avenue, P. O. Box 629, Easton, Maryland 21601. EASB, its directors, and certain executive officers may be deemed under the rules of the SEC to be “participants in the solicitation” of proxies from the shareholders of EASB in favor of the merger agreement. Information about the directors or executive officers of EASB and their ownership of EASB’s common stock is set forth in the proxy statement for EASB’s 2003 annual meeting of shareholders, as filed with the SEC on Schedule 14A. Additional information regarding the interest of the “participants in the solicitation” may be obtained by reading the proxy statement relating to the merger agreement and the merger, when it becomes available.

EASB is a bank holding company and its banking subsidiary, Easton Bank & Trust Company, offers traditional banking services in its market area. Easton Bank & Trust Company is headquartered in Easton, Maryland and has four branch offices.

This press release is only a description of a proposed transaction and is not a solicitation of a proxy or an offer to acquire any shares of common stock. This press release may contain forward-looking statements that involve assumptions and potential risks and uncertainties, which are made in a manner consistent with the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risk uncertainties, and other factors that may cause the actual results, performance and achievements of EASB to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include: general economic, capital market and business conditions; risks arising from litigation or similar proceedings; and the satisfaction of the closing conditions to the merger and the consummation of the merge!; as well as those factors discussed in the filings of EASB and its subsidiary with the Securities and Exchange Commission, which are incorporated in this press release by reference. EASB undertakes no obligation, and expressly disclaims any obligation, to update publicly or revise any forward looking statement, whether as a result of new information, future events or otherwise.